Exhibit 10.4

ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT, dated as of April 30, 2012 (this “Agreement”), is entered into by UR Merger Sub Corporation, a Delaware corporation (“New URNA”), in favor of Bank of America, N.A., as Agent (the “Agent”), and the Lenders under the Amended and Restated Credit Agreement, dated as of October 14, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among United Rentals, Inc., United Rentals (North America), Inc. (“URNA”), certain of URNA’s subsidiaries, as borrowers and guarantors, the financial institutions from time to time parties thereto, the Agent and certain other parties thereto. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

A. On the date hereof, URNA and RSC III were merged with and into New URNA with New URNA as the surviving entity as contemplated by the defined term “Permitted URNA Merger,” and by virtue of such merger and the terms of the Credit Agreement New URNA became the Company.

B. One of the requirements with respect to such merger under the defined term “Permitted URNA Merger” is that New URNA expressly assume all Obligations of URNA under the Credit Agreement and the other Loan Documents pursuant to this Agreement.

AGREEMENT

Accordingly, New URNA hereby agrees as follows:

1. New URNA hereby assumes all obligations, liabilities, duties and debts of URNA under or in connection with the Credit Agreement and the other Loan Documents (including, in any event, all Obligations of URNA) (including, without limitation, as a U.S. Borrower and a U.S. Guarantor) and unconditionally acknowledges, agrees and confirms that it is bound by, and hereby ratifies, confirms and consents to all covenants, agreements, consents, conditions, submissions, appointments, acknowledgments, representations, warranties and other terms and provisions attributable to URNA or the Company in the Credit Agreement and the other Loan Documents and all such terms and provisions shall continue in full force and effect against New URNA, and New URNA hereby agrees to perform all obligations required of it as a Borrower and a Guarantor under the Credit Agreement and the other Loan Documents as if it were originally URNA and the Company thereunder.

2. Without limiting anything contained in Section 1 hereof, New URNA hereby agrees to pay or repay, as applicable, in full in accordance with the terms of the Credit Agreement or other applicable Loan Documents, all Obligations of URNA and the Company, including all such Obligations of URNA and the Company that existed prior to the effectiveness of the Permitted URNA Merger.

3. New URNA hereby makes to the Agent and the Lenders each representation, warranty and covenant of URNA or the Company contained in the Credit Agreement (other than any such representation and warranty which relates to a specified prior time) and all other Loan Documents and hereby represents and warrants to the Agent and the Lenders that (a) the representations and warranties contained in the Credit Agreement and all other Loan Documents are correct in all material respects (and any representation or warranty that is qualified as to materiality or Material Adverse Effect is correct in all respects) on and as of the date hereof after giving effect to this Agreement and the Permitted URNA Merger, other than any such representations and warranties which relate to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing prior to the date hereof by URNA or New URNA that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty.

4. Subject to Sections 8.25 and 8.27(a) of the Credit Agreement, New URNA hereby agrees to take, or cause to be taken, any and all actions and execute and/or deliver, or cause to be executed and/or delivered, any and all documents requested by the Agent as may be reasonably necessary to evidence this Agreement and in order to grant, preserve, protect and perfect the Liens created or intended to be created by the Security Documents or the Credit Agreement and the validity and priority of any such Lien, in each case as required by and pursuant to Section 8.29 of the Credit Agreement, with respect to any assets of Persons acquired by Holdings pursuant to the Merger Agreement (to the extent surviving the Permitted URNA Merger). Without limitation of the foregoing, (i) New URNA agrees to take or cause to be taken such actions that are necessary to preserve and protect the perfection and priority of the Liens created by the Security Documents in the assets of URNA pursuant to Section 8.29 of the Credit Agreement and (ii) New URNA (A) shall promptly file or cause to be filed proper financing statements (or similar instruments in the case of foreign entities) in form appropriate for filing under the UCC or PPSA reasonably necessary in order to perfect and protect the first priority Liens created under the Security Documents covering the Collateral described therein of those Persons acquired by Holdings pursuant to the Merger Agreement (to the extent surviving the Permitted URNA Merger) and (B) shall promptly (and in any event within five Business Days after the Permitted URNA Merger) deliver, or cause to be delivered, to the Agent certificates representing the equity interests (to the extent certificated and required to be pledged under the Loan Documents) in all Subsidiaries acquired by Holdings pursuant to the Merger Documentation (to the extent surviving such merger) (including certificates representing the equity interests in the Company after giving effect to such merger), in each instance, accompanied by undated stock powers executed in blank.

5. New URNA hereby (i) confirms the grant of a security interest pursuant to the Security Documents to which URNA or the Company was or is party in all Collateral of URNA and the Company and (ii) grants to the Agent as collateral security for any and all Obligations a security interest in and continuing lien on all of its right, title and interest in, or to any and all “Collateral” (as such term is defined in the U.S. Security Agreement or any other Security Document to which URNA or the Company was or is a party ), in each case whether now owned or existing at any time or hereafter acquired or arising, regardless of where located.

6. New URNA hereby authorizes the Agent to make all filings to the extent provided for in Section 3(f) of the U.S. Security Agreement in such jurisdictions and with such filing offices as the Agent may determine are necessary or advisable under applicable law to perfect the security interest granted to the Agent, which filings may describe the Collateral as “all personal property” of New URNA or “all assets” of New URNA or words of similar effect.

7. New URNA hereby agrees from time to time, upon request of the Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement, in each case in accordance with and subject to the terms of Section 8.29 of the Credit Agreement.

8. This Agreement shall be binding upon New URNA and its successors and assigns permitted by the Credit Agreement. This Agreement may only be amended or modified by a writing signed by New URNA, the Agent and those requisite Lenders necessary to execute an amendment or modification to the Credit Agreement. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 14.8 of the Credit Agreement, and all for purposes thereof, the notice address of New URNA shall be the address as set forth for the Borrowers therein.

9. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (in pdf. format) shall be effective as delivery of a manually executed counterpart of this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall not affect the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

NEW URNA: UR MERGER SUB CORPORATION

By:	/s/ Irene Moshouris
Name: Irene Moshouris Title: Vice President and Treasurer

Acknowledged: BANK OF AMERICA, N.A., as Agent

By:	/s/ Cynthia G Stannard
Name: Cynthia G Stannard Title: Senior Vice President

[Signature Page to Accession Agreement]